                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the registrant [X]
Filed by party other than the registrant  [ ]

Check the appropriate box:

[ ]      Preliminary proxy statement [Information Statement]
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule s 14a-11(c) or s 240.14a-12

                                 VIRAGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 (1) Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transactions applies:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

*6(4)Proposed maximum aggregate value of transaction:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

                                 VIRAGEN, INC.
                             2343 WEST 76TH STREET
                             HIALEAH, FLORIDA 33016

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 28, 1997

TO THE STOCKHOLDERS OF VIRAGEN, INC.

     PLEASE TAKE NOTICE that the 1996 Annual Meeting of Stockholders of Viragen, Inc., a Delaware corporation (the "Company"), will be held at Signature Grand, 6900 State Road 84, Davie FL 33317 on Friday, February 28, 1997 at 3:00 P.M., Eastern Standard Time, or at any and all adjournments thereof, for the following purposes:

          1. To elect nine directors to the Board of Directors until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified;

          2. To adopt the Company's 1997 Stock Option Plan, as adopted by the Board of Directors on January 21, 1997;

          3. To amend the Company's Certificate of Incorporation to increase the authorized capital stock of the Company.

          4. To ratify the appointment of independent auditors; and

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     THE PROXY STATEMENT DATED FEBRUARY 6, 1997 IS ATTACHED.

     The Board of Directors has fixed the close of business on January 31, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The financial statements of the Company for the fiscal year ended June 30, 1996 are contained in the accompanying Annual Report on Form 10-K/A1. The Annual Report does not form any part of the material for the solicitation of proxies. Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Dennis W. Healey, Secretary

Hialeah, Florida
February 6, 1997

     THIS IS AN IMPORTANT MEETING, AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                 VIRAGEN, INC.
                             2343 WEST 76TH STREET
                             HIALEAH, FLORIDA 33016

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Viragen, Inc., a Delaware corporation (the "Company"), of proxies for use at the 1996 Annual Meeting of Stockholders ("Annual Meeting") to be held at Signature Grand, 6900 State Road 84, Davie FL 33317 on Friday, February 28, 1997 at 3:00 P.M., Eastern Standard Time, or at any and all adjournments thereof. The cost of this solicitation will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Annual Report on Form 10-K/A1 of the Company for the fiscal year ended June 30, 1996, is being mailed together with this Proxy Statement and form of Proxy. The date of mailing of this Proxy Statement and form of Proxy is approximately February 6, 1997.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on January 31, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The election of the directors nominated, the appointment of the Company's auditors, the approval of the amendments to the Company's Certificate of Incorporation to increase the Company's authorized common stock from 50,000,000 shares to 75,000,000 shares, and the approval of the newly established 1997 Stock Option Plan will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy.

     As of January 31, 1997, the record date for determining the stockholders of the Company entitled to vote at the Annual Meeting, approximately 38,653,002 shares of the Common Stock of the Company, $.01 par value ("Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum and have the effect of a negative vote on the approval of the amendment to the Company's Certificate of Incorporation to increase the Company's authorized common stock. Abstentions and broker non-votes have no effect for the election of directors, on the adoption of the 1997 Stock Option Plan or the ratification of the Company's auditors.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's Common Stock beneficially owned at January 31, 1997 (i) by each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more the Company's Common Stock on the record date based upon certain reports regarding ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) by each of the Company's directors, and (iii) by all officers and directors as a group. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Except as otherwise indicated the business address for the persons set forth below is 2343 West 76th Street, Hialeah, Florida 33016. At January 31, 1997 there were 38,653,002 shares of Common Stock of the Company outstanding.

                                                                 AMOUNT
                                                               NATURE OF
                      NAME AND ADDRESS                         BENEFICIAL         PERCENT
                    OF BENEFICIAL OWNER                       OWNERSHIP(1)      OF CLASS(2)
                    -------------------                       ------------      -----------
Gerald Smith................................................   2,000,000            5.2%
Robert H. Zeiger............................................   1,000,000            2.6%
Dennis W. Healey............................................     675,000            1.7%
Charles F. Fistel...........................................     626,255            1.6%
Peter D. Fischbein..........................................     400,000            1.0%
Sidney Dworkin, Ph.D........................................     325,244            0.8%
Jay M. Haft.................................................     197,744            0.5%
William B. Saeger...........................................   1,883,855            4.9%
Fred D. Hirt................................................      25,000            0.1%
Officers & Directors (as a Group 9 persons).................   7,483,098           19.4%

---------------

 (1) Based upon information furnished to the Company by the principal security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that such persons have sole voting and dispositive power with respect to their shares.
 (2) Based on 38,653,002 shares of Common Stock outstanding as of January 31, 1997. Exclusive of 11,289 shares of Common Stock reserved for issuance pursuant to conversion of 2,650 outstanding shares of Preferred Stock each convertible into 4.26 shares of Common Stock; and (ii) 13,486,703 shares of Common Stock reserved for issuance pursuant to the conversion of convertible preferred stock and the exercise of options and warrants of the Company.
 (3) Mr. Smith is Chairman of the Board of Directors and President of the Company. Includes (i) 350,000 shares owned directly by Mr. Smith; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 1,600,000 options exercisable at $.50 per share pursuant to the provisions of the Company's 1995 Amended Stock Option Plan (the "1995 Plan").
 (4) Mr. Zeiger is Chief Executive Officer, Chief Operating Officer and a Director of the Company. Includes 1,000,000 options exercisable at $.96 per share pursuant to Mr. Zeiger's employment agreement with the Company.
 (5) Mr. Healey is Executive Vice President, Treasurer, Chief Financial Officer, Secretary and a Director of the Company. Includes (i) 125,000 shares held in Mr. Healey's name; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 500,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.
 (6) Mr. Fistel is an Executive Vice President and was elected a Director of the Company in June 1996. Includes (i) 215,455 owned directly by Mr. Fistel;
     (ii) 300,000 options exercisable at $.30 per share; and (iii) 110,000 options exercisable at $.50 per share pursuant to the 1995 Plan.

 (7) Mr. Fischbein is a Director of the Company. Includes (i) 125,000 shares held in Mr. Fischbein's name; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 225,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.
 (8) Mr. Dworkin is a Director of the Company. Includes (i) 175,244 shares owned directly by Mr. Dworkin and his wife; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 100,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.
 (9) Mr. Haft is a Director of the Company. Includes (i) 47,744 shares owned directly by Mr. Haft; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 100,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.
(10) Mr. Saeger is a Director of the Company. Includes (i) 89,500 shares owned directly by Mr. Saeger; (ii) 1,644,355 shares held by Fundamental Management Corp. and Hedge Fund Management. Mr. Saeger holds a controlling position as Fund Manager of the Fundamental Fund Group, holder of these shares and is considered a beneficial owner; (iii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and
     (iii) 100,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.
(11) Mr. Hirt is a Director of the Company. Includes 25,000 options exercisable at $3.96 per share granted in June, 1996 pursuant to the provisions of the 1995 Plan.

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten (10%) stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were completed except that Mr. Robert Zeiger, the Company's Chief Executive Officer, Chief Operating Officer and a Director of the Company, did not file one report, covering one transaction, in a timely manner.

                             ELECTION OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. The names of the nominees, their principal occupations and the year in which they became Directors, are set forth below. Each Director is elected for a period of one year at the Company's annual meeting of stockholders. Executive officers are elected annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

                             NOMINEES FOR ELECTION

                                                                                        SERVED AS
                                                       POSITION WITH                  OFFICER AND/OR
NAME                                             AGE   THE COMPANY                    DIRECTOR SINCE
----                                             ---   -------------                 ----------------
Gerald Smith...................................  66    Chairman of the Board and           1994
                                                       President                           1993
Robert H. Zeiger...............................  52    Chief Executive Officer and         1995
                                                       Director
Dennis W. Healey...............................  48    Executive Vice President,           1993
                                                       Treasurer, Chief Financial          1980
                                                       Officer, Secretary and              1994
                                                       Director                            1984
Charles F. Fistel..............................  36    Executive Vice President and        1994
                                                       Director                            1996
Peter D. Fischbein.............................  56    Director                            1981
Sidney Dworkin, Ph.D...........................  74    Director                            1994
Jay M. Haft....................................  60    Director                            1994
William B. Saeger..............................  44    Director                            1994
Fred D. Hirt...................................  53    Director                            1996

     GERALD SMITH, in accordance with the February 1993 Stock Agreement, became a Director on February 5, 1993, the date of the Initial Purchase by Cytoferon Corp. ("Cytoferon"). On May 12, 1993, Mr. Smith became President of the Company. In June 1994, Mr. Healey relinquished his position as Chairman of the Board of Directors in favor of Mr. Smith. Since 1982, he was a principal stockholder, President, Chief Executive Officer and director of Business Development Corp ("BDC"), which has served as a managing entity and consultant to several high technology ventures including Compupix Technology Joint Venture. From August 1991 to December 1991, Mr. Smith was the Chief Executive Officer of Electronic Imagery, Inc., a company engaged in the development of imaging software. Mr. Smith is also the President, Chief Executive Officer and a director of Cinescopic Corporation and International Database Service, Inc., computer-oriented companies which developed database technology using the personal computer for audio, video, animation and real time communication. Mr. Smith has discontinued BDC's operations in order to devote all of his time to the Company. See Transactions with Management. Mr. Smith is also Chairman of the Board and President of Viragen Europe, Ltd. ("VEL"), a majority owned publicly traded subsidiary of the Company (NASDAQ; VERP) of which the Company holds approximately 72% of the outstanding common stock of VEL and Viragen U.S.A., Inc. ("VUSA"), a subsidiary of the Company.

     ROBERT H. ZEIGER was appointed Chief Executive Officer and Chief Operating Officer and was elected as a Director in May 1995. Mr. Zeiger is a pharmaceutical executive. From 1985 to 1994, Mr. Zeiger was employed by GLAXO, Inc., Research Triangle Park, North Carolina, serving as Vice President and General Manager of their Dermatological Division from 1985 to 1988, Vice President and General Manager of Alan & Hansburgs from 1988 to 1991, and Vice President and General Manager of Glaxo Pharmaceuticals from 1991 to 1994. Mr. Zeiger also served as Vice President, Marketing and Sales with Stiefel Laboratories, Inc., Coral Gables, Florida, from 1979 to 1985, as National Sales Manager to Knoll Pharmaceutical Company, Whipping, New Jersey from 1971 to 1979. Mr. Zeiger is also Chief Executive Officer and a Director of VEL.

     DENNIS W. HEALEY is a Certified Public Accountant and was appointed Chairman of the Board and Chief Executive Officer on April 13, 1993. In June 1994, Mr. Healey relinquished his position as Chairman of the Board to Mr. Smith and in July 1994, relinquished the position of Chief Executive Officer upon the employment of Mr. Fistel. Upon Gerald Smith becoming President on May 12, 1993, Mr. Healey became Executive Vice President and has served as Chief Financial Officer and Treasurer of the Company since 1980. Mr. Healey was appointed Secretary in 1994. Until his resignation in July 1996, Mr. Healey served as Senior Vice President, Principal Financial Officer and Treasurer of Medicore, Inc. ("Medicore") and Executive Vice President of its Techdyne affiliate ("Techdyne"). He also served as Treasurer of most of Medicore's subsidiaries and as a Vice President of Dialysis Corporation of America ("DCA"), a subsidiary of Medicore and Secretary, Treasurer and director of other DCA subsidiaries. Mr. Healey is also Executive Vice President, Treasurer, Secretary and a Director of VEL and VUSA.

     CHARLES F. FISTEL was appointed Chief Executive Officer of the Company upon his employment in July 1994, which position he relinquished to Mr. Robert H. Zeiger in May 1995, becoming an Executive Vice President of the Company. Mr. Fistel was elected a Director of the Company in June 1996. Mr. Fistel, prior to joining the Company, served for two years as an independent financial advisor to publicly-traded and privately-held emerging growth companies. Prior thereto, between 1986 and 1992, he served as Executive Vice President, Chief Financial Officer and a director of Tiger Direct, Inc. (formerly BLOC Development Corporation), a Miami, Florida-based publicly-traded computer technology development, marketing and distribution company. From 1981 to 1986, Mr. Fistel, who is also a Certified Public Accountant, actively practiced public accounting. Mr. Fistel is also Executive Vice President and a Director of VUSA.

     PETER D. FISCHBEIN is an attorney who has been practicing law for approximately 30 years. Mr. Fischbein served as the Company's Secretary between May and December 1994. His former firm on occasion represented the Company, Medicore and the Viragen Research Associates Limited Partnership ("Limited Partnership") which has certain contracts with the Company. Mr. Fischbein is also a director of Medicore (since 1984) and Techdyne (since 1985). Mr. Fischbein has been a general partner of several limited partnerships engaged in oil exploration and real estate development.

     SIDNEY DWORKIN, PH.D., elected a Director in August 1994, was a founder, former President, Chief Executive Officer and Chairman of Revco, Inc. Between 1987 and the present, Dr. Dworkin has also served as Chief Executive Officer of Stonegate Trading, Inc., an importer and exporter of various health, beauty aids, groceries and sundries. Between 1988 and the present, Dr. Dworkin has served as Chairman of the Board of Advanced Modular Systems, which is engaged in the sale of modular buildings. Between June 1993 and the present, Dr. Dworkin has also served as Chairman of Global International, Inc., which is involved in the sale and leasing of modular buildings to hospitals and radiology groups. Between 1993 and the present, Dr. Dworkin has also served as Chairman of the Board of Comtrex Systems, which is engaged in the development and sale of programmable cash registers. Dr. Dworkin also serves on the Board of Directors of CCA Industries, Inc., Interactive Technologies, Inc. and Northern Technologies International Corporation, all of which are publicly-traded companies.

     JAY M. HAFT, elected a Director in August 1994, is an attorney and of counsel to Parker Duryee Rosoff & Haft, New York, NY and has been a practicing lawyer since 1959. Mr. Haft has specialized in the representation of emerging growth companies, and has participated in fund raising for a number of leading edge medical technology companies and is Managing General Partner of Venture Capital Associates, Ltd. and GenAm "1" Venture Fund, a domestic and international venture capital fund, respectively.

     WILLIAM B. SAEGER, elected a Director in August 1994, is a Certified Public Accountant with experience in corporate strategic planning, financial and tax planning, acquisitions, corporate capitalizations, analysis and management of financial assets. Mr. Saeger has served as a portfolio manager and analyst for a number of funds and is currently Vice President of Fundamental Management and serves as a director of Telemac Cellular Corp. Mr. Saeger has also written for financial publications on federal taxation and investment portfolio management.

     FRED D. HIRT, elected a Director in June 1996, is a health care executive and serves as the President and Chief Executive Officer of Mount Sinai Medical Center in Miami Beach, Florida. Mr. Hirt is active in numerous community healthcare and charitable organizations and serves on many of their Board of Directors.

     There is no family relationship between any of the officers and directors.

     The term of office for the Company's Directors is one year and they serve until the next annual meeting of stockholders. During fiscal 1996, the Company's Board of Directors met four times during fiscal 1996.

     On August 15, 1994, the Company appointed an Executive Committee, which consists of Messrs. Smith, Zeiger, Healey and Fistel. The Executive Committee is empowered to act for the full Board in intervals between Board of Director meetings, with the exception of certain matters which by law may not be delegated. The Executive Committee meets, as necessary, and all actions by the Company are to be reported at the next Board of Directors meeting. The Executive Committee met ten times during fiscal 1996 with all members attended the meetings.

     During fiscal 1996, the Company did not have a standing Nominating Committee, Audit Committee or Compensation Committee. The Company's Board of Directors has acted as a whole to (i) oversee the Company's audit activities to protect against unsound and improper practices and to furnish adequate protection to all assets and records of the Company; and (ii) determine officer compensation programs include salaries and other forms of compensation. The Company has since appointed an Audit Committee, which consists of Sidney Dworkin, Ph.D., Dennis Healey, and William Saeger, of which Messrs. Dworkin and Saeger are outside directors and a Compensation Committee which consists of Jay Haft and Sidney Dworkin, both of whom are outside directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company's Board of Directors meet as a whole to make decisions concerning the compensation of its executive officers and directors. Currently, there are nine members of the Company's Board of Director, five of whom are outside directors and four who are inside Directors. The four inside Directors include Gerald Smith, the Company's Chairman of the Board and President, Robert
H. Zeiger, the Company's Chief Executive Officer, Dennis W. Healey, an Executive Vice President, Treasurer, Chief Financial Officer, and Secretary of the Company, and Charles F. Fistel, an Executive Vice President of the Company. Each of these individuals also serves in similar capacities for one or more of the Company's subsidiaries. Each of the individuals abstain from any discussions or votes concerning their respective salaries and other forms of compensation received by each of them from the Company. Discussions concerning the compensation received by each of these persons, along with a related transactions are set forth elsewhere in this Notice and Annual Meeting and Proxy Statement.

                EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under the rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer (CEO) and other executive officers. The disclosure requirements for the CEO and executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental compensation decision affecting those individuals.

     COMPENSATION REPORT. The Board of Directors are responsible for establishing compensation levels and benefits for the executive officers of the Company. The Board of Directors are also responsible for reviewing recommendations made by management regarding compensation, including stock options, and benefits for other employees.

     EXECUTIVE COMPENSATION POLICY. For the last fiscal year, the goals established by the Board for executive compensation are as follows:

     - to provide a compensation package which would attract and retain scientific experienced pharmaceutical and administrative personnel;

     - to maintain reasonable yet competitive based salaries while conserving the liquid assets of the Company;

     - provide an environment where innovation, dedication and success are rewarded; and

     - provide participation in stock appreciation as part of an incentive based compensation package.

     The performance of executive officers is evaluated routinely by the Board of Directors as a whole. The Board of Directors considers each employee's total compensation package, including base salary, stock options and other benefits as provided in their respective employment agreements.

     CHIEF EXECUTIVE OFFICER. The Chief Executive Officer entered into a two-year employment agreement in May 1995, the terms of which provided for the bulk of his compensation to be derived from appreciation in the Company stock and market value. His compensation consists of a base annual salary of $120,000 and 1,000,000 stock options at the then current market value of $.96 per share, vesting over the term of his employment agreement. The Board of Directors felt that this structure, heavily weighted towards performance compensation, would provide the motivational structure necessary for the competitive environment in which the Company operates.

     OTHER EXECUTIVE OFFICERS. As with the compensation of the CEO, the Board of Directors evaluates and establishes the compensation packages for other executive officers of the Company. These executives are evaluated routinely based on the effectiveness of their efforts in their respective areas of responsibility as well as their contribution to achieving the overall goals of the Company. The Board of Directors has structured compensation packages so that the base salaries are conservative by pharmaceutical industry standards. The emphasis is on compensation through the issuance of stock options. As a consequence, the executive officers may maximize their total compensation through the attainment of corporate goals as reflected in appreciated stock values.

     Submitted by the Company's Board of Directors:

Gerald Smith           Dennis W. Healey         Robert H. Zeiger     Charles F. Fistel
Peter D. Fischbein     Sidney Dworkin, Ph.D.    Jay M. Haft          William B. Saeger
Fred D. Hirt

SUMMARY COMPENSATION

     The following table sets forth information concerning the compensation and employment agreements of the Chief Executive Officers of the Company and two other most highly compensated executive officers as of June 30, 1996.

                                                                                                  ALL OTHER
                                                OTHER ANNUAL        RESTRICTED              ---------------------
        NAME AND                            ---------------------     STOCK     OPTIONS/     LTIP       OTHER
   PRINCIPAL POSITION      YEAR   SALARY    BONUS    COMPENSATION     AWARDS     SARS(#)    PAYOUTS  COMPENSATION
   ------------------      ----  --------   ------   ------------   ----------  ---------   -------  ------------
Gerald Smith.............  1996  $154,615   $7,500     $14,000             -0-  1,600,000       -0-      -0-
  Chairman and             1995    70,000      -0-       9,317             -0-     50,000(5)    -0-      -0-
  President(1)             1994       -0-   $7,500         -0-             -0-        -0-       -0-      -0-
Robert H. Zeiger.........  1996  $ 66,653      -0-     $ 5,000             -0-    100,000       -0-      -0-
  CEO and Director(2)      1995    11,538      -0-         -0-             -0-  1,000,000       -0-      -0-
Dennis W. Healey.........  1996  $ 78,653   $1,250     $ 8,500             -0-    500,000       -0-      -0-
  Exec. V.P., Treasurer,   1995    75,000      -0-      10,167             -0-     50,000(5)    -0-      -0-
  CFO and Director(3)      1994     7,200    1,250         -0-             -0-        -0-       -0-      -0-
Charles F. Fistel........  1996  $110,000      -0-     $ 6,000             -0-    110,000       -0-      -0-
  Exec. V.P. and           1995   106,615      -0-      19,208             -0-        -0-       -0-      -0-
  Director(4)

---------------

(1) The Company entered into a two-year employment agreement with Mr. Smith, effective October 6, 1995, under terms similar to his previous employment agreement, modified to increase his salary by $20,000 and $10,000 for the first and second years, respectively. In January 1996 Mr. Smith exercised options to purchase 750,000 shares of common stock through the issuance of a note in the principal amount of $217,500 with the shares being issued into escrow pending cash payments with the shares to be released from escrow in increments of no less than $3,000. Mr. Smith received a bonus equal to the par value ($7,500) of the shares purchased. On June 6, 1996, the Company forgave Mr. Smith's note in lieu of bonus for the 1996 fiscal year, following unanimous approval of the independent members of the Board of Directors. See Item 13, Certain Relationships and Related Transactions.
(2) On May 9, 1995, the Company entered into a two-year employment agreement expiring May 1, 1997, with Robert H. Zeiger to serve as Chief Executive Officer and Chief Operating Officer of the Company at an annual salary of $120,000. The agreement provides for health, life and similar employee benefits generally made available to other employees of the Company, use of an automobile and related maintenance expenses and reimbursement for expenses incurred in fulfilling his normal responsibilities to the Company. The agreement provides for the issuance of options to purchase the aggregate of 1,000,000 shares of Common Stock of the Company at an exercise price of $.96 per share, exercisable with respect to 500,000 shares commencing May 8, 1996 through May 8, 2000 and exercisable for the remaining 500,000 shares commencing May 8, 1997 through May 8, 2001. The right to exercise such options may be accelerated upon the occurrence of certain material corporate transactions. The options are terminable prior to the lapse of their respective terms only if Mr. Zeiger's employment should be terminated for cause, and, in that event, the options must be exercised to the extent that they have vested within 90 days of such termination.
(3) The Company entered into a two-year employment agreement with Mr. Healey, effective October 6, 1995, under terms similar to his previous employment agreement, modified to increase his salary by $5,000 and $5,000 for the first and second years, respectively. In July 1996, Mr. Healey resigned all positions he held with Medicore and its subsidiaries and entered into an employment agreement with Viragen (Europe) Ltd. This agreement provides for a salary of $85,000 per year and expires in October 1997 concurrent with the expiration of his employment agreement with the Company. In January 1996 Mr. Healey exercised options to purchase 125,000 shares of common stock through the issuance of a note in the principal amount of $36,250 with the shares being issued into escrow pending cash payments with the shares to be released from escrow in increments of no less than $3,000. Mr. Healey received a bonus equal to the par value ($1,250) of the shares purchased. On June 6, 1996, the Company forgave

     Mr. Healey's note in lieu of bonus for the 1996 fiscal year following unanimous approval of the independent members of the Board of Directors.
(4) On July 1, 1994, as modified on December 15, 1994, the Company entered into a two-year employment agreement expiring July 1, 1996, with Charles Fistel to serve as Chief Executive Officer (which position he relinquished to Mr. Zeiger in May 1995, assuming the position of Executive Vice President) at an annual salary of $110,000. The agreement provides for health, life, and similar employee benefits generally made available to other employees of the Company, use of an automobile and related expenses. The agreement provides for the issuance of options to purchase the aggregate of 300,000 shares of common stock at an exercise price of $.30 per share, exercisable with respect to 150,000 shares commencing June 30, 1995, through July 1, 1999, and exercisable for the remaining 150,000 shares commencing June 30, 1996, through July 1, 2000. The right to exercise such options have accelerated based on the Company having raised certain minimums in capital. On July 1, 1996, upon the expiration of Mr. Fistel's 1994 employment agreement, Mr. Fistel entered into a two year employment under terms similar to his previous employment agreement modified to increase his salary $30,000 and $10,000 in the first and second years, respectively.

     In November 1995, VSL, a wholly-owned subsidiary of VEL issued an aggregate of 7.144 shares of VSL common stock at $56.00 per share to individuals serving as officers and directors of VEL and one employee of the Company. Pursuant to the Agreement and Plan of Reorganization, these shares were exchangeable into an aggregate of 400,000 shares of VEL. Of these options 100,000 were granted each to (i) Mr. Gerald Smith, (ii) Mr. Robert H. Zeiger, and (iii) Mr. Dennis W. Healey, all serving as officers and directors of VEL and (iv) one employee of the Company. All options in VSL were exercised and the related shares exchanged for VEL common stock. The Company recognized $243,000 in compensation expense as a result of the issuance of these shares.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the grant of options to purchase shares of Common Stock during the fiscal year ended June 30, 1996 to each person named in the Summary Compensation Table.

                                                    NUMBER OF      % OF TOTAL
                                                    SECURITIES    OPTIONS/SARS
                                                    UNDERLYING     GRANTED TO     EXERCISE OR
                                                   OPTIONS/SARS   EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                                                GRANTED(#)     FISCAL YEAR    ($/SHARES)       DATE
----                                               ------------   -------------   -----------   ----------
Gerald Smith.....................................   1,600,000         52.2%          $.50        10-05-00
Robert H. Zeiger.................................     100,000          3.3%          $.50        10-05-00
Dennis W. Healey.................................     500,000         16.3%          $.50        10-05-00
Charles F. Fistel................................     110,000          3.6%          $.50        10-05-00

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the exercise of options to purchase shares of Common Stock during the fiscal year ended June 30, 1996 to each person named in the Summary Compensation Table and the unexercised options held as of the end of the 1996 fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                         VALUE REALIZED                                   IN THE MONEY OPTIONS AT
                                          MARKET PRICE       NUMBER OF UNEXERCISED        FY-END (BASED ON FY-END
                             SHARES       AT EXERCISE          OPTIONS AT FY-END           PRICE OF $5.44/SHARE)
                            ACQUIRED       LESS PRICE     ---------------------------   ---------------------------
NAME                       ON EXERCISE    EXERCISABLE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------------   -----------   -------------   -----------   -------------
Gerald Smith.............    750,000        $348,750       1,650,000           -0-      $8,126,000            -0-
Robert H. Zeiger.........     75,000        $494,470         525,000       500,000      $2,363,000     $2,240,000
Dennis W. Healey.........    125,000        $ 58,125         550,000           -0-      $2,692,000            -0-
Charles F. Fistel........        -0-             -0-         410,000           -0-             -0-            -0-

1995 AMENDED STOCK OPTION PLAN

     On May 15, 1995 the Board of Directors adopted, subject to approval by the stockholders, a stock option plan called the "1995 Amended Stock Option Plan." On September 22, 1995, the Board of Directors amended the 1995 Stock Option Plan (collectively the "Plan") to define certain terms and clarify the minimum exercise price of the Non-Qualified Options, described herein, as not less than 55% of the fair market value. The Plan was submitted to the stockholders of the Company at the Annual Meeting of Stockholders held on December 15, 1995, and the Stockholders ratified the Plan at that time.

     Under the Plan, the Company has reserved an aggregate of 4,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The full Board of Directors or the Compensation Committee of the Board of Directors (the "Committee") administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

     Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

     The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Compensation Committee.

     The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

     Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

     All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

     The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on May 15, 2005. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

     As of January 21, 1997, 3,746,500 options has been issued under the 1995 Amended Stock Option Plan.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED FUTURE PAYOUTS
                                                                                           UNDER
                                                               PERFORMANCE      NON-STOCK PRICE-BASED PLANS
                                                                 OR OTHER      -----------------------------
                                          NUMBER OF SHARES,    PERIOD UNTIL                TARGET
                                           UNITS OR OTHER       MATURATION     THRESHOLD   ($ OR    MAXIMUM
NAME                                          RIGHTS(#)         OR PAYOUT      ($ OR #)      #)     ($ OR #)
----                                      -----------------   --------------   ---------   ------   --------
Gerald Smith............................         -0-               -0-            -0-       -0-        -0-
Robert H. Zeiger........................         -0-               -0-            -0-       -0-        -0-
Dennis W. Healey........................         -0-               -0-            -0-       -0-        -0-
Charles F. Fistel.......................         -0-               -0-            -0-       -0-        -0-

ADDITIONAL STOCK OPTIONS

     On October 6, 1995, the Board of Directors awarded options to purchase 2,935,000 shares of Common Stock to the officers, directors and key employees of the Company exercisable of $0.50 per share at any time on or prior to October 6, 2000. The options were granted to the following individuals: Gerald Smith (1,600,000), Robert H. Zeiger (100,000), Dennis W. Healey (500,000), Charles F.
Fistel (110,000), Peter D. Fischbein (225,000), Sidney Dworkin (100,000), Jay W. Haft (100,000), William B. Saeger (100,000) and to key employees (100,000). In addition, between October 1995 and June 1996, the Company awarded options to purchase up to 500,500 shares of Common Stock to other employees of the Company, which options are exercisable at prices ranging from $0.50 to $5.90 per share during the five-year term of the options.

     In June 1995, the Company issued 33,000 Incentive Stock Options to non-executive employees under the Plan. The options granted vest over different periods not exceeding two years.

     In May 1995, the Company issued 1,000,000 Common Stock purchase options to Mr. Robert H. Zeiger, Chief Executive Officer, Chief Operating Officer and a director, pursuant to an Employment Agreement.

Under the terms of the Agreement, 500,000 options became exercisable in May 1996 and 500,000 options became exercisable in May 1997. The options carry a five year term and are exercisable at $.96 per share.

     In August 1994, the Company issued five-year options to purchase an aggregate of 350,000 shares exercisable at $1.00 per share which were divided equally among the seven directors of the Company (one of whom subsequently resigned). In addition, between May 1994 and March 1995, the Company issued five-year options to purchase an aggregate of 570,000 shares of Common Stock at exercise prices ranging from $.62 to $1.00 per share to six key employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 8, 1995, the Company consummated an Agreement and Plan of Reorganization with Sector Associates, Ltd. (the former name for Viragen (Europe), Ltd.) pursuant to which VEL acquired 100% of the outstanding capital stock of Viragen (Scotland) Ltd. and in exchange for which Viragen received newly issued shares of convertible securities of VEL which represented approximately 94% of the then issued and outstanding capital stock of VEL. Prior thereto, on July 12, 1995, Viragen Technology, Inc., a wholly-owned subsidiary of the Company, entered into a License Agreement with VSL pursuant to which VSL obtained certain exclusive rights applicable to the EU countries and non-exclusive rights throughout the world (except within the United States and its territories) to engage in the research, development and manufacture of certain proprietary products and technologies relating to the therapeutic application of human leukocyte interferon. The term of the license ia for 15 years, which is automatically renewed for successive 15-year periods. At the present time, the Company maintains a 72% capital stock interest in VEL, which in turn owns all of the capital stock of VSL.

     Messrs. Gerald Smith, Robert Zeiger and Dennis W. Healey, who are principal executive officers with the Company, also serve as the principal executive officers of VEL. Commencing in July 1996, following his resignation from Medicore and subsidiaries, Mr. Healey who is serving as VEL's Executive Vice President, Treasurer and Secretary, began receiving an annual salary of $85,000 per year. In November 1995, VSL issued options to purchase 100,000 shares of each of its Common Stock to Messrs. Smith, Zeiger and Healey, which following the consummation of the Sector reorganization agreement were converted into options to purchase and aggregate of 300,000 shares of Common Stock of VEL exercisable at $.001 per share. All of such options were exercised at January, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH ABOVE.

                PROPOSAL RELATING TO THE 1997 STOCK OPTION PLAN

     On January 27, 1997, the Board of Directors adopted, subject to approval by the stockholders, a stock option plan called the "1997 Stock Option Plan." The following summary describes features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Appendix A.

     The Board of Directors have determined that the Plan will work to increase the employees', consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's stockholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors. The Board of Directors believes that the Plan is in the Company's best interests and therefore recommends adoption of the Plan on essentially the terms and conditions as are set forth below.

     Under the Plan, the Company has reserved an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

     Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

     The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

     The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

     Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

     All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

     The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on January 26, 2007. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

     The following discussion is based on federal income tax laws and regulations in effect on March 31, 1995. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

     An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiaries are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

     In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

     If the Plan is approved by the stockholders, the Company will have granted 250,000 Plan Options.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 1997 STOCK OPTION PLAN

           PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
            TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

     The Board of Directors has voted to increase the authorized shares of Common Stock, par value $.01 per share from 50,000,000 to 75,000,000, subject to approval by the Shareholders of the Company. The Board of Directors determined that such Amendment is advisable and directed that the proposed Amendment be considered at the Annual Meeting of Stockholders to be held on February 28, 1997. The full text of the proposed Amendment to the Certificate of Incorporation is set forth in Appendix B to this Proxy Statement. The Amendment will not effect the number of shares of Preferred Stock authorized.

     The Board of Directors believe that this increase is desirable for a number of reasons, including but not limited to facilitating the ability of the Company to effect growth through future acquisition and future financings, stock splits or dividends for other corporate purposes.

     At January 31, 1997, the Company had outstanding convertible preferred stock and options and warrants to purchase approximately 13,489,353 shares of Common Stock, and intends to issue additional securities in the future as part of its financing program.

     Simultaneously with the filing of the Certificate of Amendment, the Company will consummate a private placement of an additional 15,000 shares of convertible preferred stock (stated value $1,000 per share) and warrants to purchase 375,000 shares of Common Stock. The preferred stock (based on its stated value) becomes convertible into Common Stock at 82% of the average closing bid price of the Common Stock over the five trading days prior to conversion, subject to a maximum conversion price of $7.00 per share and, if the conversion price drops below $2.00 per share under certain circumstances, the Company's option to cash-out the preferred sock at 110% of the original purchase price. The warrants are exercisable until June 30, 1998 at a price of $6.00 per share, subject to adjustment. If stockholder approval of this Amendment is not obtained by March 7, 1997, the Company will be obligated to pay a $300,000 commitment fee to the investor.

     The Company has provided registration rights with respect to substantially all of these shares and likely will afford registration rights with regard to subsequent issuances.

     The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is required for approval of the amendment to the Articles of Incorporation. If the Amendment is approved by the Shareholders, the Amendment will become effective upon the filing with the Secretary of State of the State of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                     APPOINTMENT OF THE COMPANY'S AUDITORS

     The appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended June 30, 1997, will be ratified.

     Although the Board of Directors of the Company is submitting the appointment of Ernst & Young LLP for stockholder approval, it reserves the right to change the selection of Ernst & Young LLP as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

     The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                 OTHER MATTERS

     Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                 STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                 COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices not later than 95 days from the proposed date of the 1997 meeting, for inclusion in the Proxy Statement and Proxy relating to the 1997

Annual Meeting of Stockholders. Any such proposal will be subject to the Company's Bylaws and 17 C.F.R sec. 240.142-8 of the Rules and Regulations under the Securities Act of 1933, as amended.

                   AVAILABILITY OF FORM 10-K/A1 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K/A1 for the year ended June 30, 1996, has been included in this Proxy Statement, but is exclusive of certain exhibits filed therewith, including related exhibits as filed with the Securities and Exchange Commission. These exhibits are available without charge to stockholders upon request to Gerald Smith, President, 2343 West 76th Street, Hialeah, Florida 33016.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Dennis W. Healey, Secretary

Hialeah, Florida
February 6, 1997

                                                                     Appendix A


       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                                  VIRAGEN, INC.

          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 28, 1997

The undersigned, revoking all previous proxies, hereby appoint(s) Gerald Smith as Proxy, with full power of substitution, to represent and to vote all Common Stock of Viragen, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held in Davie, Florida on Friday, February 28, 1997, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgement. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

         Place an "X" as indicated in box   [x]

1.       ELECTION OF DIRECTORS.  Nominees:

         Gerald Smith              Robert H. Zeiger   Dennis W. Healey       Charles F. Fistel
         Peter D. Fischbein        Sidney Dworkin     Jay M. Haft            William B. Saeger
         Fred D. Hirt

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME.)

                 [ ]  FOR ALL NOMINEES listed above

                 [ ]  WITHHOLD AUTHORITY to vote for all nominees listed

         2.      Proposal to adopt the 1997 Stock Option Plan.

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

         3. To increase the number of authorized shares from 50 million to 76 million.

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

         4.      To ratify the appointment of independent auditors.

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature if held jointly

                                        ----------------------------------------
                                        (Please Print Name)

                                        ----------------------------------------
                                        Number of Shares Subject to Proxy


Dated:                          , 1997
        ------------------------
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.